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                                                                    EXHIBIT 4.11

                        PREFERRED STOCK WARRANT AGREEMENT

                  WHEREAS, pursuant to a letter agreement, dated as of August 29, 1996 (the "Letter Agreement"), between CD Radio Inc., a Delaware corporation (the "Company") and Libra Investments, Inc. ("Libra"), the Company agreed to issue to Libra a warrant (the "Libra Warrant"); and

                  WHEREAS the Company and Libra subsequently agreed that the Libra Warrant should be issued as of April 9, 1997, and since that date Libra has had full rights to the Libra Warrant issuable under the Letter Agreement; and

                  WHEREAS the Company and Libra have agreed that the Company's issuance to Libra of a warrant to purchase 177,178 shares of the Company's 10 1/2% Series C Convertible Preferred Stock ("Series C Preferred Stock"), upon the terms set forth herein, shall be in full satisfaction of the Company's obligation to issue the Libra Warrant pursuant to the Letter Agreement; and

                  WHEREAS Libra has requested, and the Company has agreed, that in lieu of issuing to Libra a warrant to purchase the entire amount of shares of Series C Preferred Stock, the Company shall issue warrants to purchase the same aggregate number of shares to Libra and to certain individuals and entities designated by Libra;

                  NOW THEREFORE this Warrant Agreement (the "Agreement"), dated as of April 9, 1997, is made and entered into between the Company and ______________________________________________ (the "Warrantholder").

                  The Company hereby issues to the Warrantholder a Stock Purchase Warrant as hereinafter described (the "Warrant") to purchase up to an aggregate of ________ shares (subject to adjustment pursuant to Section 7 hereof) of Series C Preferred Stock (the "Shares").

                  Capitalized terms used herein and not otherwise defined shall have the meanings specified from time to time in the Certificate of Designations of the Series C Preferred Stock, as filed in the office of the Secretary of State of Delaware (the "Certificate of Designations").





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                  In consideration of the foregoing and for the purpose of
defining the terms and provisions of the Warrant and the respective rights and obligations thereunder, the Company and the Warrantholder hereby agree as follows:

1.       FORM AND TRANSFERABILITY OF WARRANT.

                  1.1 Form of Warrant. The text of the Warrant and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The price per Share and the number of Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman and Chief Executive Officer, Chief Financial Officer or other authorized officer.

                  The Warrant shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

                  1.2 Registration. The Warrant shall be numbered and shall be registered on the books of the Company when issued.

                  1.3 Transfer. Subject to Section 10 hereof, the Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer and compliance with securities laws. Upon any registration or transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement, and the term "Warrantholder" shall include any holder of a Warrant.

                  1.4 Legend on Warrants and Shares. Each Warrant certificate and certificate for Shares initially issued upon exercise of this Warrant shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, EXCHANGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT."

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                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), of the securities represented thereby) shall also bear the foregoing legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

2.       TERMS OF WARRANTS; EXERCISE OF WARRANTS.

                  2.1 Exercise of Warrants. Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the five-year period ending at 5:00 P.M., New York City time, on April 9, 2002 (the fifth anniversary of the date hereof) (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrant to be exercised, together with the purchase form annexed thereto duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 6 and 7 hereof) for the number of Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check or by wire transfer of funds or by surrender of Warrants for cashless exercise as provided in Section 6.

                  Upon such surrender of the Warrant and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 8 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of the Warrant and payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrant shall be issued by the Company.



                  2.2 Special Limitation on Exercise. Notwithstanding any other provision contained herein, the Warrant shall under no circumstances be exercisable by any Warrantholder or Warrantholders that is or are a "person" or a member of a "group" within the meaning of Regulation 13D under the Securities Exchange Act of 1934, as

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amended (the "Exchange Act"), for securities, when taken together with all other securities beneficially owned by such Warrantholder or Warrantholders, representing or convertible into securities representing "beneficial ownership" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act of more than 4.99% of the Company's outstanding Common Stock.

                  2.3 No Accrual of Dividends. For the avoidance of doubt, it is hereby agreed that no dividends on the Shares or shares of any other class of securities issuable hereunder shall accrue for the benefit of the Warrantholder unless and until such Shares or shares of such class of securities are actually issued.

3.       PAYMENT OF TAXES.

                  The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares to the Warrantholder; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any secondary transfer of the Warrant or the Shares.

4.       MUTILATED OR MISSING WARRANTS.

                  In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and in substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, at the applicant's cost. Applicants for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

5.       RESERVATION OF SHARES.

                  The Company shall at all times keep reserved so long as the Warrant remains outstanding, out of its authorized Series C Preferred Stock, such number of Shares as shall be subject to purchase under the Warrant, or out of the authorized shares of any other class of securities which may be purchased upon exercise of this Warrant, such number of shares of such other class as may be so purchased.

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6.       WARRANT PRICE; METHODS OF EXERCISE.

                  6.1 Price. The price per Share (the "Warrant Price") at which Shares shall be purchasable upon the exercise of the Warrant shall be as set forth in Appendix 1 attached hereto, subject to further adjustment pursuant to
Section 7 hereof.

                  6.2 Cashless Exercise. In addition to the exercise of all or a portion of this Warrant by the payment of the Warrant Price as provided in Subsection 2.1, and in lieu of any such payment, the Warrantholder may exercise the Warrant in full or in part by surrendering the Warrant certificate in exchange for a number of Shares equal to the product obtained by multiplying (a) the number of Shares as to which this Warrant is then being exercised multiplied by (b) a number equal to (i) the Derived Market Price, as defined below, minus the Warrant Price, divided by (ii) the Derived Market Price. For the purposes of this Subsection 6.2, the term "Derived Market Price" shall mean the product obtained by multiplying (x) the per-share closing price, on the trading day immediately preceding the date of exercise, of the Common Stock on the principal stock exchange on which it is listed or, if not so listed, on the principal market on which it is traded, by (y) the number of shares of Common Stock into which a Share, if issued hereunder upon the date of cashless exercise and immediately converted into Common Stock, could be converted.

7.       ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

                  7.1 The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                           (a) In case the Company shall (i) subdivide its
                  outstanding shares of Series C Preferred Stock, (ii) combine its outstanding shares of Series C Preferred Stock or (iii) issue by reclassification of its Series C Preferred Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                           (b) No adjustment in the number of Shares purchasable
                  hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares

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



                  then purchasable upon the exercise of a Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                           (c) Whenever the number of Shares purchasable upon
                  the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of a Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of a Warrant immediately prior to such adjustment and of which the denominator shall be the number of Shares so purchasable immediately thereafter. Such adjustment shall be made to all Warrant Prices set forth in Appendix 1 attached hereto.

                           (d) Whenever the number of Shares purchasable upon
                  the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who my be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                           (e) For the purpose of this Subsection 7.1, the term
                  "Series C Preferred Stock" shall mean (i) the class of stock designated as the Series C Preferred Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Series C Preferred Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to purchase any securities of the Company other than shares of Series C Preferred Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
                  Section 7.

                           (f) For the avoidance of doubt, it is hereby agreed
                  that with respect to any Shares issued upon exercise of the Warrant, adjustments to the Conversion Price pursuant to
                  Section 6(f) of the Certificate of Designations, as well as analogous adjustments pursuant to the terms of

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                  any New Security, shall be calculated as if such Shares had been issued upon exercise of the Warrant immediately prior to the making of such adjustment.

                  7.2 No Adjustment for Dividends. Except as provided in Subsection 7.1 and subject to Subsection 2.3, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

                  7.3 Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide by agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and/or other securities, cash and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7 and in Appendix 1 attached hereto. The provisions of this Subsection 7.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  7.4 Par Value of Shares. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of the Shares of Series C Preferred Stock issuable upon exercise of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Series C Preferred Stock at such adjusted Warrant Price.

                  7.5 Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Price or the number of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

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8.       FRACTIONAL INTERESTS.

                  The Warrant shall not be exercisable for fractional Shares. If any fraction of a share of Series C Preferred Stock would, but for the provisions of this Section 8, be issuable on the exercise of the Warrant (or a specified portion thereof), the Company shall, in lieu thereof, pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Series C Preferred Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per-share closing prices of the Series C Preferred Stock on the principal stock exchange on which it is listed, (ii) if the Series C Preferred Stock is not traded on a national securities exchange but is traded in the over-the-counter market or on the National Market or SmallCap Market of the National Association of Securities Dealers, Inc., the average per-share closing price of the Series C Preferred Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by such market or by an equivalent generally accepted reporting service, or (iii) if the Series C Preferred Stock is not so listed or traded, but the Common Stock is so listed or traded, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per-share closing prices of the Common Stock on the principal stock exchange on which it is listed or, if not so listed, on the principal market on which it is traded, multiplied by the number of shares of Common Stock into which a share of Series C Preferred Stock is then convertible.

9.       COMPANY RIGHT TO REDEEM.

                  9.1 Proportional Redemption. If the Company exercises any right to redeem, repurchase or retire any security issuable upon exercise of this Warrant, the Company may, at its option, upon not less than 30 days' nor more than 60 days' notice given to each Warrantholder, call for redemption a percentage of the Warrants held by each such Warrantholder equal to the percentage of the total number of outstanding shares or other units of such security being redeemed, repurchased or retired at a per-share redemption price equal to (i) the per-share redemption or purchase price of such other shares or units being redeemed, repurchased or retired, minus (ii) an amount equal to that part of the per-share redemption or repurchase price that is attributable to the dividends accrued and unpaid on such shares or units, if any, whether or not declared, to the redemption date, and further minus (iii) the Warrant Price at the date of redemption.

                  9.2 Redemption in General. In the event the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the Business Day immediately preceding the date fixed for redemption in such notice (the "Call Date"). If any Warrant called for redemption is not exercised by such time, such Warrant shall cease to be exercisable and the holder thereof shall be entitled to receive only the redemption price specified in Subsection 9.1. Payment of the redemption price will be made by the Company in cash upon presentation and surrender

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of the Warrant Certificates representing such Warrants to the Company at its address specified in Section 13 herein.

10.      NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER.

                  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights whatsoever as a stockholder of the Company, including the right to vote, to receive dividends, to consent or to receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

                           (a) any action which would require an adjustment
                  pursuant to Subsection 7.1 or 7.3; or

                           (b) a dissolution, liquidation or winding up of the
                  Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder as provided in Section 13 hereof at least ten
(10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up, or otherwise make appropriate arrangements in connection with the consummation of any such transaction to permit exercise of the Warrant contemporaneously therewith. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The Warrantholder shall also have the right to receive any notices delivered to holders of the Shares in their capacity as such.

11.      RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

                           (a) The Warrantholder agrees that prior to making any
                  disposition of any of the Warrants or Shares, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made except pursuant to an effective registration statement or in a transaction exempt from any registration requirements of the Act, and no such disposition shall be made if the Company has notified the Warrantholder that, in the reasonable opinion of counsel to the Company or of counsel to the Warrantholder reasonably acceptable to the Company, a registration statement or other notification or post-effective amendment

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                  thereto (hereinafter collectively a "Registration Statement")
                  under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

                           (b) During all periods on and after February 15, 1998
                  in which Shares issuable upon exercise of this Warrant are convertible into shares of the Company's Common Stock, the Company shall use its best efforts to ensure that shares of the Company's Common Stock issued or issuable upon conversion of the Shares issued or issuable upon exercise of this Warrant (the "Registrable Securities") are registered for resale pursuant to a shelf registration on Form S-3, unless (i) the Company is not eligible to file such Form S-3, or (ii) such Registrable Securities may be sold pursuant to an applicable exemption from the registration requirements of the Act.

                           (c) Without limiting the Company's obligations
                  pursuant to paragraph (b) above, if, at any time after February 15, 1998, (i) there is not in effect a shelf registration on Form S-3 covering the resale of Registrable Securities issued or issuable upon conversion of the Shares issued or issuable upon exercise of the Warrants (each such conversion or exercise being a "Registration Event"), and (ii) the Registrable Securities may not be resold pursuant to an applicable exemption from the registration requirements of the Act, then upon the written request of those holders which own or are entitled to purchase (either indirectly through ownership of the Warrants or directly through ownership of the Shares) a majority of such Registrable Securities (collectively, the "Requesting Holders"), requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities, the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities which the Company has been requested to register; provided, however, that the Company shall be obligated to effect registration pursuant to this paragraph (c) no more than one time. Without limiting the foregoing, the Company will, as expeditiously as possible:

                                    (i) prepare and file with the Commission not
                           later than thirty (30) days after the Company's receipt of the request therefor from the Requesting Holders the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective;

                                    (ii) prepare and file with the Commission
                           such amendments and supplements to such registration statement and


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                           any prospectus used in connection therewith as may be
                           necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (A) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and
                           (B) 120 days after such registration statement has become effective;

                                    (iii) promptly notify each holder of
                           Registrable Securities: (A) when such registration statement, or any amendment or supplement thereto, has been filed and has become effective; (B) of any written request by the Commission for amendments or supplements to such registration statement; (C) of the initiation of any proceeding with respect to, or the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and (D) of the receipt of notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or Blue Sky laws of any jurisdiction;

                                    (iv) furnish to each seller of Registrable
                           Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

                                    (v) use its best efforts to register or
                           qualify all Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as each holder thereof shall reasonably request; and

                                    (vi) use its best efforts to cause all
                           Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

                           (d) If, at any time after February 15, 1998, (i)
                  there is not in effect a shelf registration on Form S-3 covering the resale of Registrable


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                  Securities issued or issuable upon conversion of the Shares issued or issuable upon exercise of the Warrants (each such conversion or exercise being a "Registration Event"), and (ii) the Registrable Securities may not be resold pursuant to an applicable exemption from the registration requirements of the Act, and the Company proposes at any time after a Registration Event has occurred and is continuing to effect a registration of Common Stock of the Company under the Securities Act (other than a registration on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities) (each, a "Piggyback Registration"), it will each such time give prompt written notice (a "Notice of Piggyback Registration") to all holders of Registrable Securities of its intention to do so and shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within fifteen (15) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall use its best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register. No registration effected under this paragraph (d) shall relieve the Company of its obligations to effect a requested registration under paragraph (c) of this Section.

                           (e) The Company shall not be obligated under this
                  Agreement to keep any registration statement effective beyond the date that is one year after the date this Warrant is exercised in full or has expired.

                           (f) All fees, disbursements and out-of-pocket
                  expenses in connection with the filing of any registration statement under paragraphs (b), (c) or (d) of this Section and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any expenses of the Warrantholder or Holder, including but not limited to attorneys' fees and underwriters or brokers' discounts and commissions, shall be borne by the Warrantholder. The Company at its expense will supply the Warrantholder and any Holder with copies of such registration statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or Holder.

                           (g) In addition to any other restrictions on transfer
                  set forth herein, this Warrant shall be subject to any restrictions on transfer applicable in accordance with its terms to the security issuable upon its

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



                  exercise, to the same extent as such restriction applies to such other security.

12.      INDEMNIFICATION.

                  In connection with any registration statement filed pursuant to Section 11 hereof, the Company on the one hand, and the Warrantholder and the Holders of Shares, on the other hand, shall have the same indemnification obligations to each other, including exceptions therefrom and notification requirements with respect thereto, as are set forth in Section 1.5(e) of the Preferred Stock Investment Agreement, dated as of October 23, 1996, between CD Radio Inc. and the parties listed as Investors on Schedule I attached thereto, as amended on March 7, 1997 and March 14, 1997.

13.      NOTICES.

                  Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested --

                           (a) If to the Warrantholder, at its address set forth
                  at the foot of this Agreement;

                           (b) If to the Company: CD Radio Inc., Sixth Floor,
                  1001 22nd Street, N.W., Washington, D.C. 20037.

                  Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

14.      SUCCESSORS.

                  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

15.      MERGER OR CONSOLIDATION OF THE COMPANY.

                  The Company shall not merge or consolidate with or into any other corporation or sell any or substantially all of its property to another corporation, unless the provisions of Subsection 7.3 are complied with.

16.      REPRESENTATIONS UPON EXERCISE.

                  Upon exercise of the Warrant, unless the exercise is a cashless exercise, the Company shall be entitled, as a condition to acceptance of the Warrant Price and the delivery of certificates representing the Shares, to require the Warrantholder to elect to do one of the following: (i) to represent that it is an Accredited Investor as defined under the Act and is acquiring the Shares for investment, or (ii) to elect a simultaneous exercise of the Warrant and conversion of the Shares acquired thereby, and if the Common Stock issuable upon such conversion is not then registered under the Act, to represent that it is acquiring such Common Stock for investment, or (iii) to furnish to the Company an opinion of counsel, reasonably satisfactory to the Company and its counsel, that exercise of the Warrant by the Warrantholder is a transaction exempt from the registration requirements of the Act.

17.      APPLICABLE LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements and made to be performed entirely within such state.

18.      BENEFITS OF THIS AGREEMENT.

                  Nothing in this Agreement shall be construed to give any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Warrantholder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                  CD RADIO INC.

                                  By:____________________________
                                     Andrew J. Greenebaum
                                     Chief Financial Officer

                                  Warrantholder:
                                  _____________________________________________

                                  By:__________________________________________

                                  Address:_____________________________________

                                          _____________________________________

                                          _____________________________________

                                   APPENDIX 1

                    SCHEDULE OF ADJUSTMENTS TO WARRANT PRICE

                  The price per Share (the "Warrant Price") at which Shares shall be purchasable upon exercise of the Warrant shall be as set forth below, subject to further adjustment pursuant to Section 7 of the Agreement:

When the date of exercise is on or after        Then the Warrant Price shall be

         December 1, 1997 but before the                        $68.47
         date immediately below

         January 1, 1998 but before the                         $68.35
         date immediately below

         February 1, 1998 but before the                        $68.23
         date immediately below

         March 1, 1998 but before the date                      $68.12
         immediately below

         April 1, 1998 but before the date                      $68.00
         immediately below

         May 1, 1998 but before the date                        $67.88
         immediately below

         June 1, 1998 but before the date                       $67.76
         immediately below

         July 1, 1998 but before the date                       $67.65
         immediately below

         August 1, 1998 but before the date                     $67.53
         immediately below

         September 1, 1998 but before the                       $67.41
         date immediately below

         October 1, 1998 but before the                         $67.29
         date immediately below

         November 1, 1998 but before the                        $67.17
         date immediately below

         December 1, 1998 but before the                        $67.03
         date immediately below

When the date of exercise is on or after         Then the Warrant Price shall be
         January 1, 1999 but before the                         $66.89
         date immediately below

         February 1, 1999 but before the                        $66.75
         date immediately below

         March 1, 1999 but before the date                      $66.61
         immediately below

         April 1, 1999 but before the date                      $66.47
         immediately below

         May 1, 1999 but before the date                        $66.33
         immediately below

         June 1, 1999 but before the date                       $66.19
         immediately below

         July 1, 1999 but before the date                       $66.05
         immediately below

         August 1, 1999 but before the date                     $65.90
         immediately below

         September 1, 1999 but before the                       $65.76
         date immediately below

         October 1, 1999 but before the                         $65.62
         date immediately below

         November 1, 1999 but before the                        $65.48
         date immediately below

         December 1, 1999 but before the                        $65.32
         date immediately below

         January 1, 2000 but before the                         $65.15
         date immediately below

         February 1, 2000 but before the                        $64.99
         date immediately below

         March 1, 2000 but before the date                      $64.82
         immediately below

         April 1, 2000 but before the date                      $64.66
         immediately below

When the date of exercise is on or after         Then the Warrant Price shall be
         May 1, 2000 but before the date                        $64.49
         immediately below

         June 1, 2000 but before the date                       $64.33
         immediately below

         July 1, 2000 but before the date                       $64.16
         immediately below

         August 1, 2000 but before the date                     $64.00
         immediately below

         September 1, 2000 but before the                       $63.84
         date immediately below

         October 1, 2000 but before the                         $63.67
         date immediately below

         November 1, 2000 but before the                        $63.51
         date immediately below

         December 1, 2000 but before the                        $63.34
         date immediately below

         January 1, 2001 but before the                         $63.15
         date immediately below

         February 1, 2001 but before the                        $62.97
         date immediately below

         March 1, 2001 but before the date                      $62.78
         immediately below

         April 1, 2001 but before the date                      $62.59
         immediately below

         May 1, 2001 but before the date                        $62.40
         immediately below

         June 1, 2001 but before the date                       $62.21
         immediately below

         July 1, 2001 but before the date                       $62.02
         immediately below

         August 1, 2001 but before the date                     $61.84
         immediately below

When the date of exercise is on or after         Then the Warrant Price shall be
         September 1, 2001 but before the                       $61.65
         date immediately below

         October 1, 2001 but before the                         $61.48
         date immediately below

         November 1, 2001 but before the                        $61.27
         date immediately below

         December 1, 2001 but before the                        $61.08
         date immediately below

         January 1, 2002 but before the                         $60.87
         date immediately below

         February 1, 2002 but before the                        $60.66
         date immediately below

         March 1, 2002 but before the date                      $60.45
         immediately below

         April 1, 2002                                          $60.24

                                    EXHIBIT A

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, EXCHANGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

                      WARRANT TO PURCHASE _________ SHARES

             Of 10 1/2% Series C Delayed Convertible Preferred Stock



                     VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON APRIL 9, 2002.

                                  CD RADIO INC.

                  This certifies that, for value received, _________________________, the registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from CD Radio Inc., a Delaware corporation (the "Company"), at any time before the expiration time and date shown above, at an initial purchase price per share of $68.47 (the "Warrant Price"), the number of shares shown above in accordance with the Warrant Agreement referred to below. The number of shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement and Appendix 1 thereto.

                  This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by certified or cashier's check or as otherwise specified in the Warrant Agreement.

                  This Warrant is issued under and in accordance with a Preferred Stock Warrant Agreement dated as of April 9, 1997 (the "Warrant Agreement") between the Company and the Warrantholder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder and any transferee of this Warrant by acceptance hereof consents.

                  Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder a new Warrant in respect of the shares as to which this Warrant shall not have been exercised. This Warrant may be endorsed at the office of the Company by surrender of this Warrant properly endorsed for one or more new Warrants of the same aggregate number of Units as were evidenced by the Warrant or Warrants exchanged. No fractional interests will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more warrants, subject to the Warrant Agreement. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

                  This Warrant does not entitle any Warrantholder hereof to any of the rights of a stockholder of the Company.

                  DATED:  _________________, 1997.

                                              By:___________________________
                                                    Andrew J. Greenebaum
                                                    Chief Financial Officer

                                  PURCHASE FORM

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________ shares (the "Shares") provided for therein, and requests that certificates be issued in the name of:

--------------------------------------------------------------------------------
         (Please Print Name, Address and Taxpayer Identification Number)

--------------------------------------------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below:

                  The undersigned:

|_| elects to pay the full Warrant Price in cash or by certified check or wire funds transfer

|_|      elects "cashless exercise" pursuant to Subsection 6.2 of the Warrant
         Agreement

                  Dated:_____________             _____________________________
                                                   Signature of Warrantholder
                                                           or Assigns

Name of Warrantholder or Assigns:______________________________________________
                                                 (Please Print)

Address:    ___________________________________________________________________

            ___________________________________________________________________

Signature Guaranteed:            The above signature must correspond with the
                                 name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned. Signature guarantee is required if certificates are to be registered in the name of any person other than the name written upon the face of the Warrant.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
          (Name and Address of Assignee Must Be Printed or Typewritten)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Taxpayer Identification Number of Assigns)

the within Warrant, hereby irrevocably consisting and appointing ____________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:____________________                 ____________________________________
                                           Signature of Registered Holder

Signature Guaranteed:                      The signature of this
                                           assignment must correspond with the
                                           name as it appears upon the face of
                                           the within Warrant certificate in
                                           every particular, without alteration
                                           or enlargement or any change
                                           whatever.